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                                                    FINOVA-Registered Trademark-
                                                            FINANCIAL INNOVATORS

                                                      FINOVA Capital Corporation
                                                              Technology Finance
                                                              10 Waterside Drive
                                                       Farmington, CT 06032-3065
                                                                   (860)676-1818

                        MASTER LOAN AND SECURITY AGREEMENT

     Master Loan and Security Agreement No. S7270 Dated April 22, 1999

FINOVA CAPITAL CORPORATION, with its principal place of business located at 1850 N. Central Avenue, Phoenix, AZ 85004 ("we," "us" or "FINOVA") is willing to make a loan (the "Loan") to SILICON LABORATORIES INC. ("you" or "Borrower") under the terms and conditions contained in this Master Loan and Security Agreement (this "Master Agreement"). The Loan will be secured by the Collateral described in any schedule to this Master Agreement (a "Schedule"). The Collateral also includes any replacement parts, additions and accessories that you may add to the Collateral, as well as any proceeds (including without limitation to Insurance proceeds) of sale of the Collateral. We may treat any Schedule as a separate loan and security agreement containing all of the provisions of this Master Agreement.

1. THE CREDIT

We may make the Loan in more than one advance (an "Advance", each of which shall be evidenced by a "Schedule"). All of the Schedules, taken together, will make up the Loan. We will only make the Loan to you if all the conditions in this Master Agreement have been met to our reasonable satisfaction. We will rely on your representations and warranties, contained in this Master Agreement, in making the Loan. The terms of this Agreement will each apply to the Loan.

- USE OF PROCEEDS. You will use the proceeds of the Loan to pay for the Collateral. We may pay the Supplier (whom you have chosen) of the Collateral directly from the Loan proceeds. The Supplier will deliver the Collateral to you at your expense. You will properly install the Collateral at your expense at the location(s) indicated in the Schedule. If you have already paid for the Collateral, we will pay the Loan proceeds to you or to another person that you may designate in writing.

- NOTES. Your obligation to repay the Loan and to pay interest on the Loan will be evidenced by Notes. Each Note will be dated the date of the Schedule to which the Advance evidenced by the Note is related.

- TERM. The Term of each Schedule (and the related Advance) begins upon the date that we make payment for the Collateral covered under each Schedule (the "Closing Date"). The Term continues until you fully perform all of your obligations under this Agreement and each Schedule and the related Note(s). If the Collateral is not delivered, installed and accepted by you by the date indicated in the Schedule, we may terminate this Agreement and the Schedule as to the Collateral that was not delivered, installed and accepted by giving you 10 days written notice of termination. Any advance Loan payment you may have paid us is nonrefundable, even if the Term never starts or if we rightfully terminate this Master Agreement or the Schedule.

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- LOAN ACCOUNT. We will keep a loan account on our books and records (which are computerized) for the Loan. We will record all payments of principal and interest in the loan account. Unless the entries in the loan account are clearly in error, the loan account will definitively indicate the outstanding principal balance and accrued interest on the Loan. We may send you loan account statements from time to time or upon your request.

- PAYMENTS. The scheduled loan payments (the "Payments") are indicated on the Schedule. The Payments are payable periodically as specified on the Schedule from time to time (for example, monthly). The Schedule also indicates whether the Payments are payable "in advance" or "in arrears." You agree that you owe us the total of all of these Payments over the Term of the Schedule.

- FIRST PAYMENT. The first Payment is due at the beginning of the Term or at a later date that we agree to in writing. Subsequent Payments are due on the thirtieth day of each successive period (except the next following period if Payments are payable in arrears) until you pay us in full all of the Payments and any other charges or expenses you owe us.

- INTEREST. Prior to maturity of a Schedule, you will pay us interest on each Schedule at the Interest Rate indicated in the Schedule. "Maturity" means the scheduled maturity or any earlier date on which we accelerate the Loan. The Payment amount indicated in the Schedule includes interest at this Interest Rate. Interest is calculated in advance using a year of 360 days with twelve months of 30 days.

- DEFAULT INTEREST RATE. After Maturity of the Loan you will pay us interest at a rate of four (4%) percent per year above the Interest Rate. This is referred to as the "Default Rate."

- INTERIM PAYMENT. If an Advance is made on a day other than the thirtieth or thirty-first day of a period, you will also pay us an interim Payment on the first Payment date. The interim Payment will be for the period from the beginning of the Term until the twenty-ninth day of the period in which the Advance is made, unless the Advance is made on the thirty-first day of a period. If the Advance is made on the thirty-first day of a period, the interim Payment will be for the period from the beginning of the Term through and including the twenty-ninth day of the next following period. The Interim Payment will be calculated on an interest only daily basis for the number of days for which the interim Payment is due.

- USURY. You and we intend to obey the law. If the Interest Rate charged would exceed the maximum legal rate, you will only have to pay the maximum legal rate. You do not have to pay any excess interest over and above the maximum legal rate of interest. However, if it later becomes legal for you to pay all or part of any excess interest, you will then pay it to us upon our request.

- PAYMENT DETAILS. You will make all payments due under this Master Agreement by 12:00 P.M., Connecticut time, on the day they are due. You will make all payments in US Dollars (US$) in immediately available funds. We do not have to make or give "presentment, demand, protest or notice" to get paid. You waive "presentment, demand and protest."

- APPLICATION OF PAYMENTS. Each payment under this Master Agreement is to be applied in the following order: first, to any fees, costs, expenses and charges you may owe us; second, to any interest due; and third to the principal balance.

                                      -2-

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- PREPAYMENT. You may not prepay the Loan, in whole or in part, unless this is specifically permitted by Exhibit A to this Agreement. If prepayment is permitted by Exhibit A to this Master Agreement, you will give us at least 30 days advance written notice of prepayment. You will pay us the prepayment premium indicated in the Schedule(s). You will also pay us all accrued and unpaid interest through the date of prepayment, as well as all outstanding fees, costs, expenses and charges then due. Of course, you will also pay the entire outstanding principal balance of the Loan. Once you give us a notice of prepayment, that notice is final and irrevocable. If we accelerate the Loan following an Event of Default, you will also owe us a prepayment premium calculated as if the Loan were prepaid on the date of acceleration. If no prepayment is permitted, the premium due upon acceleration will be five (5%) percent of the outstanding principal balance.

- YOUR OBLIGATION TO PAY US ALL PAYMENTS IS ABSOLUTE AND UNCONDITIONAL. YOU ARE NOT EXCUSED FROM MAKING THE PAYMENTS, IN FULL, FOR ANY REASON. YOU AGREE THAT YOU HAVE NO DEFENSE FOR FAILURE TO MAKE THE PAYMENTS AND YOU WILL NOT MAKE ANY COUNTERCLAIMS OR SETOFFS TO AVOID MAKING THE PAYMENTS.

2. SECURITY INTEREST

- You grant us a security interest in the Collateral. The Collateral secures the full and timely payment and performance of all of your obligations to us under this Master Agreement and any other agreement, loan or lease that you may have with us (the "Obligations").

- If we request, you will put labels supplied by us stating "PROPERTY SUBJECT TO A SECURITY INTEREST HELD BY FINOVA" on the Collateral where they are clearly visible.

- You give us permission to add to this Master Agreement or any Schedule the serial numbers and other information about the Collateral.

- You give us permission to file this Master Agreement or a Uniform Commercial Code financing statement, at your expense, in order to perfect our security interest in the Collateral. You also give us permission to sign your name on the Uniform Commercial Code financing statements where this is permitted by law.

- You will pay our reasonable cost to do searches for other filings or judgments against you or your affiliates. You will also pay any filing, recording or stamp fees or taxes resulting from filing this Agreement or a Uniform Commercial Code financing statement. You will also pay our reasonable fees in effect from time to time for documentation, administration and Termination of this Master Agreement.

- At your expense, you will defend our first priority security interest in the Collateral against, and keep the Collateral free of, any legal process, liens, other security interests, attachments, levies and executions. You will give us three (3) business days written notice of any legal process, liens, attachments, levies or executions, and you will indemnify us against any loss that results to us from these causes.

- You will notify us at least 15 days before you change the address of your principal executive office.

- You will promptly sign and return additional documents that we may reasonably request in order to protect our first priority security interest in the Collateral.

                                      -3-

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- Except for the 20% soft cost (which will be allocated as follows: $300,000 for shipping, tax, software and installation and $100,000 for tenant improvements) portion of this Master Agreement the Collateral is personal property and will remain personal property. You will not incorporate it into real estate and will not do anything that will cause the Collateral to become part of real estate or a fixture.

3. CONDITIONS OF LENDING

- See our Commitment Letter to you dated April 14, 1999, which you and we consider to be a part of this Master Agreement. The terms and conditions of the Commitment Letter continue following the making of the first Advance. However, if there is a conflict between the terms and conditions of this Master Agreement, any Schedule or any Note and the terms and conditions of the Commitment Letter, then you and we agree that the terms and conditions of this Master Agreement, the Schedules and the Notes control over the Commitment Letter terms and conditions.

- Before we disburse any proceeds of any Advance, we also require the following:

- That no payment is past due to us under any other agreement, loan or lease that you have with us.

- That you are complying with all terms of this Master Agreement.

- That we have received all the documents we requested, including the signed Schedule, Note and Delivery and Acceptance Certificate.

- That there has been no material adverse change in your financial condition, business, operations or prospects, from the financial condition that you disclosed to us in your application for credit.

4. REPRESENTATIONS AND WARRANTIES

You represent and warrant to us as follows:

- All financial information and other information that you have given us is true and complete. You have not failed to tell us anything that would make the financial information not misleading. There has been no material adverse change in your financial condition, business, operations or prospects, from the financial condition that you disclosed to us in your application for credit.

- You have supplied us with information about the Collateral. You promise to us that the amount of our Advance as to each item of Collateral is no more than the fair and usual price for this kind of Collateral, taking into account any discounts, rebates and allowances that you or any affiliate of yours may have been given for the Collateral.

- You have complied with all "environmental laws" and will continue to comply with all "environmental laws." No "hazardous substances" are used, generated, treated, stored or disposed of by you or at your properties except in compliance with all environmental laws. "Environmental laws" mean all federal, state or local environmental laws and regulations, including the following laws: CERCLA, RCRA. Hazardous Material Transport Act and The Federal Water Pollution Control Act. "Hazardous substances" means all hazardous or toxic wastes, materials or substances, as defined in the environmental laws, as well as oil, flammable substances, asbestos that is or could become friable, urea formaldehyde insulation, polychlorinated biphenyls and radon gas.

5. COVENANTS

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You agree to do the following things (or not to do the following things if so stated) until full payment of all amounts due to us under this Master Agreement, the Schedules and the Notes:

CARE, USE, LOCATION AND ALTERATION OF THE COLLATERAL

- You will make sure that the Collateral is maintained in good operating condition, and that it is serviced, repaired and overhauled when this is necessary to keep the Collateral in good operating condition. All maintenance must be done according to the Supplier's or Manufacturer's requirements or recommendations. All maintenance must also comply with any legal or regulatory requirements.

- You will maintain service logs for the Collateral and permit us to inspect the Collateral, the service logs and service reports. You give us permission to make copies of the service logs and service reports.

- We will give you prior notice if we, or our agent, want to inspect the Collateral or the service logs or service reports. We may inspect it during regular business hours. You will pay our travel, meals and lodging costs to inspect the Collateral, but only for one inspection per year. If we find during an inspection that you are not complying with this Master Agreement, you will pay our travel, meals and lodging costs, our salary costs, and the costs and fees of our agents for reinspection. You will promptly cure any problems with the Collateral that are discovered during our inspection.

- You will use the Collateral only for business purposes. You will obey all legal and regulatory requirements in your material use of the Collateral.

- You will make all additions, modifications and improvements to the Collateral that are required by law or government regulation.

  Except for alterations in accordance with industry practices, you will not alter the Collateral without our written permission. You will replace all worn, lost, stolen or destroyed parts of the Collateral with replacement parts that are as good or better than the original parts. The new parts will become subject to our security interest upon replacement.

- You will not remove the Collateral from the location indicated in the Schedule without our written permission.

- If the Collateral is removed from the location indicated in the Schedule A, you will give us (a) 30 days prior written notice of the actual move (b) if premises is leased, prior to such move, Lender shall have received a Landlord Waiver executed by the Landlord (c) Lender shall have been granted a first perfected Lien on such moved collateral and there shall be no other liens covering such collateral (d) Borrower shall have executed and delivered to lender all such agreements and instruments in connection therewith.

YEAR 2000 COMPLIANT

You represent, warrant and agree to take all action necessary including, but not limited to due inquiry and due diligence with critical business partners to assure that there will be no material adverse change to your business by reason of the advent of the year 2000, including without limitation that all computer-based systems, embedded microchips and other processing capabilities effectively recognize and process all dates before and after December 31, 1999 ("Y2K Compliant"). At our request, you shall provide to us assurance reasonably acceptable to us that your computer-based systems, embedded microchips and other processing capabilities are Y2K Compliant.

RISK OF LOSS

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- You have the complete risk of loss or damage to the Collateral. Loss or damage to the Collateral will not relieve you of your obligation to make the Payments.

- If any Collateral is lost or damaged, you have two choice (although if you are in default under this Master Agreement, we and not you will have the two choices). The choices are:

  (1) Repair or replace the damaged or lost Collateral so that, once again, the Collateral is in good operating condition and we have a perfected first priority security interest in it.

  (2) Pay us the present value (as of the date of payment) of the remaining Payments. We will calculate the present value using a discount rate of five (5%) percent per year. Once you have paid us this amount and any other amount that you may owe us, we will release our security interest in the damaged or lost Collateral and you (or your insurer) may keep the Collateral and you (or your insurer) may keep the Collateral for salvage purposes, on an "AS IS, WHERE IS" basis.

INSURANCE

- Until you have made all Payments to us under this Master Agreement, the Schedules and the Notes, you will keep the Collateral insured. The amount of insurance, the coverage, and the insurance company must be acceptable to us.

- If you do not provide us with written evidence of insurance that is acceptable to us, we may buy the insurance ourselves, at your expense. You will promptly pay us the cost of this insurance. We have no obligation to purchase any insurance. Any insurance that we purchase will be our insurance, and not yours.

- Insurance proceeds may be used to repair or replace damaged or lost Collateral or to pay us the present value of the Payments, as provided above.

- You appoint us as your "attorney-in-fact" to make claims under the insurance policies, to receive payments under the insurance policies, and to endorse your name on all documents, checks or drafts relating to insurance claims for Collateral.

TAXES

- You will pay all sales, use, excise, stamp, documentary and ad valorum taxes, license, recording and registration fees, assessments, fines, penalties and similar charges imposed on the ownership, possession, use, lease or rental of the equipment or on the Loan.

- You will pay all taxes (other than our federal, state net income taxes or Texas Franchise Tax imposed on you or on us regarding the Payments.

- You will reimburse us for any of these taxes that we pay or advance.

- You will file and pay for any personal property taxes on the Collateral.

FINANCIAL STATEMENTS

- During the Term you will promptly give copies of any filings you make with the Securities and Exchange Commission (SEC). You will also provide us with the following financial statements:

* Quarterly balance sheet and statements of earnings and cash flow - within 45 days after the ed of your first three fiscal quarters in each fiscal year. These will be certified by your chief financial officer and accompanied by a certificate of your chief financial officer stating that no default exists, or, if he or she cannot certify this because a default does exist, he or she must

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  specify in reasonable detail the nature of the default.

- Annual balance sheet and statements of earnings and cash flow - within 90 days after the end of each fiscal year. These will be audited by independent auditors acceptable to us and will be accompanied by a certificate executed by such independent auditors stating that you have complied with all covenants contained in the Master Agreement and that there are no events of default thereunder (the "Compliance Certificate"). Their audit report must be unqualified.

These financial statements will be prepared according to generally accepted accounting principles, consistently applied.

All financial statements and SEC filings that you provide us will be true and complete. They will not fail to tell us anything that would make them not misleading.

In the event you become a public company, your reporting responsibilities will be no greater than that required by the Securities and Exchange Commission (the "SEC") and related securities disclosure laws other than the accompanying certificates set forth herein, provided that the disclosure dates of such certificates correspond to the then existing SEC reporting dates requirements.

6. DEFAULTS

You are in default if any of the following happens:

- You do not pay us within 5 business days after written notice, any Payment or other payment that you owe us under this Master Agreement, any Schedule, Note or that you owe under any other agreement, loan or lease that you have with us.

- Any of the financial information that you give us is not true and complete, or you fail to tell us anything that would make the financial information not misleading.

- You do something you are not permitted to do, or you fail to do anything that is required of you, under this Master Agreement, any Schedule or any other lease, loan or other financial arrangement that you have with us and it remains uncured after written notice, provided, that you shall not be entitled to any notice or cure period in the case of a breach of any of your obligations with respect to maintenance of insurance and delivery of documents related thereto, as provided herein or in any other documents executed in connection herewith.

- An event of default occurs for any other lease, loan or obligation of yours (or any guarantor) that exceeds $50,000 in the aggregate.

  You file bankruptcy and such involuntary bankruptcy is not dismissed within sixty (60) days.

- You are subject to involuntary bankruptcy or any other insolvency proceeding other than bankruptcy (for example, a receivership action or an assignment for the benefit of creditors) and such proceeding that is involuntary is not dismissed within sixty (60) days.

-

- Without our permission, you sell all or a substantial part of its assets, merge or consolidate, or a majority of your voting stock or interests is transferred.

REMEDIES, DEFAULT INTEREST, LATE FEES

If you are in default we may exercise one or more of our "remedies." Each of our remedies is independent. We may exercise any of our remedies, all of our remedies or none of our remedies. We may exercise them in any order we choose. Our exercise of any remedy will not

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prevent us from exercising any other remedy or be an "election of remedies."
If we do not exercise a remedy, or if we delay in exercising a remedy, this does not mean that we are forgiving your default or that we are giving up our right to exercise the remedy. Our remedies allow us to do one or more of the following:

- "Accelerate" the Loan balance under any or all Notes. This means that we may require you to immediately pay us all Payments for the entire Term for any or all Schedules.

- Require you to immediately pay us all amounts that you are required to pay us for the entire Term of any other agreements, loans or leases that you have with us.

- Sue you for all Payments and other amounts you owe us plus the Prepayment Premium (see Section 1 above).

- Require you at your expense to assemble the Collateral at a location we request in the Continental United States of America.

- Remove and repossess the Collateral from where it is located, without demand or notice, or make the Collateral inoperable. We have your permission to remove any physical obstructions to removal of the Collateral. We may also disconnect and separate all Collateral from other property. No court order, court hearing or "legal process" will be required for us to repossess the Collateral. You will not be entitled to any damages resulting from removal or repossession of the Collateral. Except for gross negligence or willful misconduct by FINOVA or FINOVA's agents we may use, ship, store, repair or lease any Collateral that we repossess. We may sell any repossessed Collateral at private or public sale. You give us permission to show the Collateral to buyers at your location free of charge during normal business hours. If we do this, we do not have to remove the Collateral from your location. If we repossess the Collateral and sell it, we will give you credit for the net sale price, after subtracting our costs of repossessing and selling the Collateral. If we rent the Collateral to somebody else, we will give you credit for the net rent received, after subtracting our costs of repossessing and renting the Collateral, but the credit will be discounted to present value using a discount rate equal to the Default Rate. The credit will be applied against what you owe us under this Master Agreement, the Schedules, the Notes and any other agreements, loans or leases that you have with us. If the credit exceeds the amount you owe under this Master Agreement, the Schedule, the Notes and any other agreements, loans or leases that you have with us, we will refund the amount of the excess to you.

- Return conditions: Following an Event of Default, at our request you will return the Collateral, freight and insurance prepaid by you, to us at a location we request in the Continental United States of America. It will be returned in good operating condition, as required by Section 5 above. The Collateral will not be subject to any liens when it is returned. All advertising insignia will be removed and the finish will be painted or blended so that nobody can see that advertising insignia used to be there.

* You will pack or crate the Collateral for shipping in the original containers, or comparable ones. You will do this carefully and follow all recommendations of the Supplier and the Manufacturer as to packing or crating.

* You will also return to us the plans, specifications, operating manuals, software documentation, discs, warranties and other documents furnished by the Manufacturer or Supplier. You will also return to us all service logs and service reports, as well as all written materials that you may have

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  concerning the maintenance and operation of the Collateral.

* At our request, you will provide us with up to 60 days free storage of the Collateral at your location provided that Borrower is still in possession or control of the space, and will let us (or our agent) have access to the Collateral in order to inspect it and sell it.

* You will pay us what it costs us to repair the Collateral if you do not return it in the required condition.

You will also pay us for the following:

- All our expenses of enforcing our remedies. This includes all our expenses to repossess, store, ship, repair and sell the Collateral.

- Our reasonable attorney's fees and expenses.

- Default interest on everything you owe us from the date of your default to the date on which we are paid in full at the Default Rate.

You realize that the damages we could suffer as a result of your default are very uncertain. This is why we have agreed with you in advance on the Default Rate to be used in calculating the payments you will owe us if you default. You agree that, for these reasons, the payments you will owe us if you default are "agreed" or "liquidated" damages. You understand that these payments are not "penalties" or "forfeitures."

LATE FEES. You will pay us a late fee whenever you pay any amount that you owe us more than ten (10) days after it is due. You will pay the late fee within one month after the late Payment was originally due. The late fee will be ten (10%) percent of the late Payment. If this exceeds the highest legal amount we can charge you, you will only be required to pay the highest legal amount. The late fee is intended to reimburse us for our collection costs that are caused by late Payment. It is charged in addition to all other amounts you are required to pay us, including Default Interest.

7. EXPENSES AND INDEMNITIES

PERFORMING YOUR OBLIGATIONS IF YOU DO NOT

If you do not perform one or more of your obligations under this Master Agreement or a Schedule or Note, we may perform it for you. We will notify you in writing at least ten (10) days before we do this. We do not have to perform any of your obligations for you. If we do choose to perform them, you will pay us all of our expenses to perform the obligations. You will also reimburse us for any money that we advance to perform your obligations, together with interest at the Default Rate on that amount. These will be additional "Payments" that you will owe us and you will pay them at the same time that your next Payment is due.

- You will indemnify us, defend us and hold us harmless for any and all claims, expenses and attorney's fees concerning or arising from the Collateral, this Master Agreement, or any Schedule or Note, or your breach of any representation or warranty. It includes any claims concerning the manufacture, selection, delivery, possession, use, operation or return of the Collateral.

- This obligation of yours to indemnify us continues even after the Term is over.

8. MISCELLANEOUS

WE MAY ASSIGN OR GRANT A SECURITY INTEREST IN THIS AGREEMENT, ANY SCHEDULE, ANY NOTE OR ANY PAYMENTS WITHOUT YOUR PERMISSION. THE PERSON TO WHOM WE ASSIGN IS CALLED THE "ASSIGNEE." THE ASSIGNEE WILL NOT HAVE ANY OF OUR OBLIGATIONS UNDER THIS MASTER AGREEMENT. YOU WILL NOT BE ABLE TO RAISE ANY DEFENSE,

COUNTERCLAIM OR OFFSET AGAINST THE ASSIGNEE. NOTWITHSTANDING ANY SUCH ASSIGNMENT OR GRANTING OF A SECURITY INTEREST, WE WILL CONTINUE TO BE LIABLE FOR ALL OF OUR OBLIGATIONS UNDER THIS MASTER AGREEMENT.

AFTER ASSIGNMENT YOU MAY "QUIETLY ENJOY" THE USE OF THE COLLATERAL SO LONG AS YOU ARE NOT IN DEFAULT.

UNLESS YOU RECEIVE OUR WRITTEN PERMISSION, YOU MAY NOT ASSIGN OR TRANSFER YOUR RIGHTS UNDER THIS MASTER AGREEMENT OR ANY SCHEDULE. YOU ALSO ARE NOT ALLOWED TO LEASE OR RENT THE COLLATERAL OR LET ANYBODY ELSE USE IT UNLESS WE GIVE YOU OUR WRITTEN PERMISSION, PROVIDED, HOWEVER, SO LONG AS YOU ARE NOT IN DEFAULT HEREUNDER OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION HEREWITH OR BETWEEN US, YOU MAY LEASE, RENT AND PERMIT OTHERS TO USE THE COLLATERAL, PROVIDED THAT (i) YOU SHALL HAVE GIVEN US NOT LESS THAN THIRTY (30) DAYS PRIOR WRITTEN NOTICE THEREOF, WHICH NOTICE SHALL INCLUDE THE NAME AND ADDRESS OF THE USER AND THE AMOUNT YOU WILL BE PAID FOR THE USE AND SUCH OTHER INFORMATION AS WE SHALL DEEM NECESSARY, (ii) THE COLLATERAL SHALL ONLY BE USED AT THE PREMISES SET FORTH ON THE SCHEDULE AND SHALL NOT BE REMOVED THEREFROM, (iii) THE EQUIPMENT SHALL BE USED BY EMPLOYEES OF THE USER PROPERLY TRAINED IN THE OPERATION OF THE EQUIPMENT,
(iv) YOU SHALL HAVE DELIVERED TO US EVIDENCE THAT YOUR INSURANCE CONTINUES IN FORCE AND COVERAGE, NOTWITHSTANDING THAT SUCH USER IS OPERATING THE EQUIPMENT, AND (v) YOU SHALL HAVE DELIVERED TO US EVIDENCE THAT SUCH USER HAS OBTAINED SUCH INSURANCE OF SUCH TYPES, AMOUNTS AND ISSUED BY SUCH INSURANCE COMPANIES COVERING ITS USE AND OPERATION OF THE EQUIPMENT, AS WE SHALL REQUIRE, IN OUR SOLE DISCRETION, INCLUDING, WITHOUT LIMITATION, CASUALTY, LIABILITY AND WORKERS' COMPENSATION, AND WE SHALL BE NAMED AS LENDERS LOSS PAYABLE AND ADDITIONAL INSURED WITH RESPECT TO SUCH INSURANCE.

WE DID NOT MANUFACTURE OR SUPPLY THE COLLATERAL. WE ARE NOT A DEALER IN THE COLLATERAL. INSTEAD, YOU CHOSE THE COLLATERAL.

WE DO NOT MAKE ANY WARRANTY AS TO THE COLLATERAL. WE DO NOT MAKE ANY WARRANTY AS TO "MERCHANTABILITY" OR "SUITABILITY" OR "FITNESS FOR A PARTICULAR PURPOSE" OR "NONINFRINGEMENT" OF ANY PATENT, COPYRIGHT OR OTHER INTELLECTUAL PROPERTY RIGHT.

WE WILL NOT BE RESPONSIBLE FOR ANY LOSS, DAMAGE, OR INJURY TO YOU OR ANYBODY ELSE AS A RESULT OF ANY DEFECTS, HIDDEN OR OTHERWISE, IN THE COLLATERAL UNDER "STRICT LIABILITY" LAWS OR ANY OTHER LAWS.

WE WILL NOT BE RESPONSIBLE FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR GOODWILL.

If the Collateral is unsatisfactory, you will continue to pay us all Payments and other amounts you are required to pay us. You must seek repair or replacement of the equipment solely from the Manufacturer or Supplier and not from us. Neither the Manufacturer nor the Supplier is our "agent," so they cannot speak for us and they are not allowed to make any changes in this Master Agreement or any Schedule or Note, or give up any of our rights.

ACCEPTANCE BY FINOVA, GOVERNING LAW, JURISDICTION, VENUE, SERVICE OF PROCESS, WAIVER OF JURY TRIAL.

THIS MASTER AGREEMENT WILL ONLY BE BINDING WHEN WE HAVE ACCEPTED IT IN
WRITING.

THIS MASTER AGREEMENT IS GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF ARIZONA (NOT INCLUDING THE "CHOICE OF LAW" DOCTRINE), THE STATE IN WHICH OUR OFFICE IS LOCATED IN WHICH FINAL APPROVAL OF THE TERMS OR CONDITIONS OF THIS MASTER AGREEMENT OCCURRED AND FROM WHICH DISBURSEMENT OF THE LOAN PROCEEDS WILL BE ORDERED. HOWEVER, IF THIS MASTER AGREEMENT IS UNENFORCEABLE UNDER ARIZONA LAW, IT WILL INSTEAD BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE COLLATERAL IS LOCATED.

YOU MAY ONLY SUE US IN A FEDERAL OR STATE COURT THAT IS LOCATED IN MARICOPA COUNTY, ARIZONA. THIS APPLIES TO ALL LAWSUITS UNDER ALL LEGAL THEORIES, INCLUDING CONTRACT, TORT AND STRICT LIABILITY. YOU CONSENT TO THE PERSONAL JURISDICTION OF THESE ARIZONA COURTS. YOU WILL NOT CLAIM THAT MARICOPA
COUNTY, ARIZONA, IS AN "INCONVENIENT FORUM" OR THAT IT IS NOT A PROPER "VENUE".

WE MAY SUE YOU IN ANY COURT THAT HAS JURISDICTION. WE MAY SERVE YOU WITH PROCESS IN A LAWSUIT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED TO YOUR ADDRESS INDICATED AFTER YOUR SIGNATURE BELOW.

YOU AND WE EACH WAIVE ANY RIGHT YOU OR WE MAY HAVE TO A JURY TRIAL IN ANY LAWSUIT BETWEEN YOU AND US.

NOTICES. We may give you written notice in person, by mail, by overnight delivery service, or by fax. Notice will be sent to your address below your signature. Mail notice will be effective three (3) days after we mail it with prepaid postage to the address stated. Overnight delivery notice requires a receipt and tracking number. Fax notice requires a receipt from the sending machine showing that it has been sent to your fax number and received.

You may give us notice the same way the we may give you notice.

The Master Agreement benefits our successors and assigns. This Master Agreement benefits only those successors and assigns of yours that we have approved in writing.

This Master Agreement binds you successors and assigns. This Master Agreement binds only those successors and assigns of ours that clearly assume our obligations in writing.

TIME IS OF THE ESSENCE OF THIS MASTER AGREEMENT

This Master Agreement, all of the Schedules and the Notes and the Commitment Letter are together the entire agreement between you and us concerning the Collateral.

Only an employee of FINOVA who is authorized by corporate resolution or policy may modify or amend this Loan or any Schedule or Note on our behalf, and this must be in writing. Only he or she may give up any of our rights, and this must be in writing. If more than one person is the Borrower under this Master Agreement, then each of you is jointly and severally liable for your obligations under this Master Agreement.

This Master Agreement is only for your benefit and for our benefit, as well as our successors and assigns. It is not intended to benefit any other person.

If any provision in this Master Agreement is unenforceable, then that provision must be deleted. Only unenforceable provisions are to be deleted. The rest of this Master Agreement will remain as written.

PUBLICITY. We may make press releases and publish a tombstone announcing this transaction and its total amount with your prior written consent which shall not be unreasonably withheld. You may publicize this transaction without prior written consent.


LENDER:                                         BORROWER:

FINOVA CAPITAL CORPORATION                      SILICON LABORATORIES INC.
10 WATERSIDE DRIVE                              4635 BOSTON LANE
FARMINGTON, CT 06032-3065                       AUSTIN, TX 78735

BY: /s/ Linda A. Moschitto                      BY: /s/ Navdeep S. Sooch

PRINTED NAME: LINDA A. MOSCHITTO                PRINTED NAME: NAVDEEP S. SOOCH

TITLE: DIRECTOR - CONTRACT ADMINISTRATION       TITLE: CHAIRMAN AND CHIEF
                                                       EXECUTIVE OFFICER
                                                Taxpayer ID# 74-2793174
FAX NUMBER: (860) 676-1814                      FAX NUMBER: (512) 464-9404

DATE ACCEPTED: June 10, 1999                    DATED: JUNE 8, 1999

STATE OF TEXAS
COUNTY OF TRAVIS

  I acknowledge that NAVDEEP S. SOOCH, who stated that he/she is CHAIRMAN AND CHIEF EXECUTIVE OFFICER of the Borrower named above, signed this Master Loan and Security Agreement in my presence today: June 8, 1999. He/She acknowledged to me that his/her signature on this Master Loan and Security Agreement was authorized by a valid resolution or other valid authorization from Borrower's board of directors or other governing body.

[SEAL]                                       Lynette L. Herr
                                             ----------------------------
                                             Notary Public

                        EXHIBIT A

                    PREPAYMENT PREMIUM

The Prepayment Premium shall be determined by multiplying the outstanding principal balance by the percentage amount shown below which corresponds with the month during the Term in which the prepayment occurs:

     MONTH OF THE TERM               PERCENTAGE AMOUNT

     1 THROUGH 22                    No Prepayment Allowed

     23 THROUGH 36                             4%

     37 THROUGH 45                             2%

                      LANDLORD'S WAIVER

This Landlord's waiver is made by the person identified below ("you" or "Landlord") for FINOVA Capital Corporation ("we," "us" or "FINOVA").

You are the owner of real property located at 4635 Boston Lane, Austin, Texas 78735. You have entered into a lease for all or part of this property (the "Premises") with Silicon Laboratories Inc. (the "Tenant").

We will be financing to Tenant personal property, which may be machinery, equipment, furniture or fixtures. This personal property may be financed now or in the future. We may be filing Uniform Commercial Code financing statements to protect our interest in this personal property, as well as in any proceeds from the property. This personal property and its proceeds are referred to as the "Equipment." The Equipment will be located at the Premises.

We would not finance the Equipment to Tenant without this Landlord's Waiver. You are benefiting from our leasing the Equipment to Tenant because the Equipment will be used in Tenant's business. Revenues from Tenant's business can be used by Tenant to pay you rent for the Premises. You intend to be legally bound by this Landlord's Waiver.

1. WAIVER.

You acknowledge that you do not own the Equipment. You have no right or interest in the Equipment. You waive any right under law to any lien on the Equipment. You waive any right you may have under law or under your lease with Tenant to levy on the Equipment or distrain the Equipment. You waive any right to make any claim with respect to the Equipment.

2. PERSONAL PROPERTY.

The Equipment will remain personal property, even if it is attached to your real estate.

3. REMOVAL OR SALE BY FINOVA

We may remove the Equipment from the Premises. You will not prevent or hinder us from doing this. We will have no liability to you for this except for the cost to repair damage actually caused by us to the Premises by removal. If you have not re-let the Premises to somebody other than Tenant, we may sell the Equipment from the Premises without having to pay rent.

4. SUCCESSORS AND ASSIGNS.

This Landlord's Waiver is binding upon and benefits your successors and assigns (including any of your heirs or personal representatives) and our successors and assigns.

LANDLORD: /s/ S. W. Austin Office Ltd.

By: /s/ G. H. Kronenberg Jr.
Name: G. H. Kronenberg Jr.
Title: Partner
Date: June 8, 1999

ACCEPTED AND AGREED TO:
FINOVA CAPITAL CORPORATION
By: /s/ Linda A. Moschitto
Name: LINDA A. MOSCHITTO
Title: DIRECTOR - CONTRACT ADMINISTRATION
Date: 6/10/99

TECHNOLOGY FINANCE                                              (logo)

November 5, 1999                                      FINOVA CAPITAL CORPORATION
                                                      TECHNOLOGY FINANCE
Mr. John McGovern
Chief Financial Officer                               10 WATERSIDE DRIVE
Silicon Laboratories, Inc.                            FARMINGTON, CT 06032
4635 Boston Lane                                      TEL 860 676 1818
Austin, TX 78735                                      FAX 860 676 1814

RE: Commitment Letter dated April 14, 1999

Dear Mr. McGovern:

Silicon Laboratories, Inc. ("Borrower") and FINOVA Capital Corporation ("Lender") hereby amend the above referenced Commitment Letter. The language below replaces the language in the Commitment Letter specific to the sections listed below.

ANTICIPATED DELIVERY:         June 30, 1999 through November 30, 1999.

CLOSING DATE:                 The date on which all conditions to the Loan
                              are satisfied by the Borrower and the Loan proceeds are disbursed to the Borrower or to other Persons at the Borrower's direction. Each
                              Loan shall have a principal amount of not less than $200,000 secured by delivered and accepted
                              Collateral, but no later than three months after in-service date. No Closing Dates shall occur after November 30, 1999.

All other terms and conditions of the Commitment Letter dated April 14, 1999 shall remain in full force and effect.

Sincerely,
                                                 Agreed to by:
FINOVA CAPITAL CORPORATION                       SILICON LABORATORIES INC.

By /s/ Dannion C. McGary                         By /s/ John McGovern
Dannion C. McGary                                John McGovern
Vice President--Credit                           Chief Financial Officer

                                                               [LOGO]
                                                 FINANCIAL INNOVATORS
     TECHNOLOGY FINANCE

                                                      FINOVA CAPITAL CORPORATION
                                                              TECHNOLOGY FINANCE
November 5, 1999
                                                              10 WATERSIDE DRIVE
                                                            FARMINGTON, CT 06032
Mr. John McGovern
Chief Financial Officer                                         TEL 860 676 1818
Silicon Laboratories, Inc.                                      FAX 860 676 1814
4635 Boston Lane
Austin, TX 78735

Dear Mr. McGovern:

FINOVA Capital Corporation ("we" or "Lender") is pleased to enter into the following transaction with Silicon Laboratories, Inc. ("you" or "Borrower") on the terms and conditions hereinafter set forth.

The outline of this Commitment is as follows:

BORROWER:                    Silicon Laboratories, Inc.

LENDER:                      FINOVA Capital Corporation

TERM OF LOANS:               Each Loan shall have a term until payment in
                             full of fifty-three (53) consecutive months from the thirtieth day of the month coincident with or (as the case may be) the month next following the making of the Loan.

FACILITY:                    A $2,500,000 line of credit. Subject to the
                             terms of the Loan Documents (as hereinafter defined), we will from time to time make loans to you under the Facility (each, a "Loan" and collectively, the "Loans"). Once a Loan is made, it cannot be reborrowed. Each Loan shall be evidenced by a separate promissory note in form and substance satisfactory to Lender.

PURPOSE OF LOANS:            For the acquisition of one (1) new 100LC Analog
                             Teradyne mixed signal tester with bolt-on handlers, two multitest quad site handlers, one
                             ATM lead conditioner, two tape and reel
                             inspection systems, CAD software and leasehold improvements. Lender will finance soft costs in amounts not in excess of twenty (20%) percent of the aggregate principal amount of the Loans outstanding at any time. Such soft costs to include, but not be limited to leasehold improvements (up to maximum of $125,000), delivery, installation, sales tax and software.
                             All items financed with the proceeds of the Loan are subject to final review and acceptance by the Lender.

COLLATERAL:                  The due payment and performance of all of
                             Borrower's present and future obligations to Lender, with the exception of CAD software and leasehold improvements, shall be secured by a first and only perfected lien on and security interest in and to all items financed with the proceeds of a Loan, and all replacements, substitutions, accessions and additions thereto, and all proceeds thereof

                                                               [LOGO]
                                                 FINANCIAL INNOVATORS

                             (including, without limitation, proceeds of insurance). Each Loan shall be cross collateralized.

COLLATERAL LOCATION:         4635 Boston Lane, Austin, TX 78735

ANTICIPATED DELIVERY:        November 1999 through December 31, 1999

CLOSING DATE:                The date on which all conditions to a Loan are
                             satisfied by the Borrower and the Loan proceeds are disbursed to the Borrower or to other
                             Persons at the borrower's direction, but no later than 3 months after delivery of Collateral. Each Loan shall have a principal amount of not less than $200,000 secured by all Collateral. No Closing Dates shall occur after
                             December 31, 1999.

MONTHLY PAYMENTS:            Each Loan shall be paid in fifty-three (53)
                             consecutive installments of principal and interest. Each of the first eighteen (18)
                             Monthly Payments shall be in an amount equal to 2.0% of the principal amount of the Loan. Each of the next thirty-four (34) Monthly Payments shall be in an amount equal to 2.3% of the principal amount of the Loan and the final fifty-third (53rd) Monthly Payment shall be in an amount equal to twenty (20%) percent of the principal amount of the Loan. All payments are payable in advance and the first Monthly Payment applicable to a Loan shall be payable on the Closing Date of such Loan and shall be withheld by the Lender from the Loan proceeds disbursed by the Lender.

ADJUSTMENT TO
MONTHLY PAYMENTS:            If, on the second business day preceding the
                             Closing Date for each Loan the highest yield for four-year U.S. Treasury Notes as published in THE WALL STREET JOURNAL on such date is greater or less than the yield as published on October
                             4, 1999, the Monthly Payments shall be increased or decreased (point for point) to reflect such change in the yield. The yield as of October 4, 1999 was 6.05%. As of the Closing Date, the
                             Monthly Payments with respect to the applicable
                             Loan being made shall be fixed for the entire
                             Term.

INTERIM PAYMENTS:            If the date we make the Loan to you is not the
                             thirtieth (30th) or the thirty-first (31st) day of the month, you will pay, on the thirtieth
                             (30th) day of the month in which we make the Loan to you, interest only, at the applicable adjusted interest rate, from the date we make the Loan to you to the twenty-ninth (29th) day of the same month. If the date we make the Loan to you is the thirty-first (31st), you will pay interest at the applicable adjusted interest rate, from the date we make the Loan to you to the twenty-ninth (29th) day of the next following month. The interim payment (as well as the first Monthly Payment) shall be payable on the Closing Date and shall be withheld by the Lender from the Loan proceeds disbursed by the Lender.

INSURANCE:                   Borrower shall, at its own expense, maintain and
                             deliver evidence to Lender of such insurance required by Lender, written by insurers and in amounts satisfactory to Lender.

                                                               [LOGO]
                                                 FINANCIAL INNOVATORS
LOAN PROVISIONS
AND COVENANTS:               All documentation shall be prepared and reviewed
                             by us or our counsel and shall be in form and substance satisfactory to us and our counsel in our and our counsel's sole and absolute discretion, and shall include, without limitation, a promissory note (and related schedule) for each Loan, a master loan and security agreement, environmental certificate and indemnity agreement, opinion of outside counsel, financing statements, releases, waivers and consents (including, but not limited to, landlord's and mortgagee's waivers), corporate resolutions and incumbencies, insurance letter, insurance certificates and copies of insurance policies, and such other documents as we and our counsel deem appropriate in our or their sole discretion (collectively, the "Loan Documents").
                             The Loan Documents contemplated hereby shall contain such conditions, representations, warranties, covenants, events of default
                             (including, without limitation, cross default provisions), remedies, and other terms and provisions as are customarily required by lenders in transactions of this type or as the parties shall agree.

ADDITIONAL COVENANTS:        There shall be no actual or threatened conflict
                             with, or violation of, any regulatory statute, standard or rule relating to the Borrower, its present or future operations, or the Collateral.

                             All information supplied by the Borrower shall be correct and shall not omit any statement necessary to make the information supplied not be misleading. There shall be no material breach of the representations and warranties of the Borrower in the Loan Agreement. The representations shall include that the Cost of each item of the Collateral does not exceed the fair and usual price for like quantity purchases of such item. The master loan and security agreement shall also contain the following covenant.

                             FINANCIAL REPORTING. During the period of the Commitment and while any Loan is outstanding, Borrower shall deliver to Lender or cause to be delivered to Lender the Borrower's quarterly financial statements within 45 days following the end of each respective fiscal quarter and annual financial statements within 90 days following the end of each respective fiscal year. All annual financial statements shall be prepared in accordance with generally accepted accounting principles ("GAAP") and be audited by a reputable firm of certified public accountants acceptable to Lender, and shall be accompanied by a certificate executed by such certified public accountants to the effect that the Borrower has complied with all covenants contained in the Loan Documents and there are no events of default thereunder ("Compliance Certificate"). All quarterly financial statements may be internally prepared in accordance with GAAP, and accompanied by a Compliance Certificate executed by the Borrower's Chief Financial Officer.

                                                                      [LOGO]

FEES AND EXPENSES:               The Borrower shall be responsible for the
                                 Lender's reasonable fees and out-of-pocket expenses in connection with the transaction, including the expenses of counsel to prepare and review the documentation. Fees and expenses related to the closing of this transaction will be limited to $1,500 with Lender providing notice to Borrower when $500 in costs have been incurred.

This Commitment and the Closing of each Loan contemplated herein are subject, amongst other things, to receipt by us, in form and substance satisfactory to us and our counsel, at or prior to Closing, of:

     (i) all documentation and other requirements set forth herein including but not limited to the Loan Documents and other requirements set forth herein and as may be required by our counsel; and

     (ii) our receipt, in form and substance satisfactory to us, of all financial and credit information requested by us, which reflects no material adverse change in your condition, business, financial or otherwise; and

     (iii) evidence that the Collateral is owned by you, free and clear of all liens and encumbrances; and

     (iv) evidence of such insurance required by us, written by insurers and in amounts satisfactory to us; and

     (v) such opinions of your outside counsel, certificates, waivers, releases, Uniform Commercial Code Financing Statements, due diligence searches, and further documents as may be required by us or our counsel; and

     (vi) evidence that no payment is past due to the Lender from the Borrower, whether as a borrower, a lessee, a guarantor or in some other capacity and that there be no default under any agreement, instrument or document between the Lender and the Borrower (including, without limitation, the Loan Documents); and

     (vii) evidence that the Borrower is in compliance with the provisions of this Commitment; and

     (viii) our receipt of evidence satisfactory to us, in our sole discretion that the subject transaction is environmentally acceptable. We shall have the right to require you to retain the services of a firm acceptable to us and knowledgeable in environmental matters to perform environmental investigations of the Collateral and real property owned, operated or occupied by you (including, without limitation, the Collateral Location) and the surrounding areas. Such investigation may include, but not be limited to, soil and ground water testing to fully identify the scope of any environmental issues impacting the transaction (including Phase I and/or Phase II environmental reports). The scope and results of such investigations must be satisfactory to us, in our sole discretion.

                                                                      [LOGO]

In addition to all other conditions and requirements set forth herein, this Commitment and the closing of each Loan contemplated hereunder shall be subject, in our sole judgment, that there be no material adverse change in your financial, business or other condition. This Commitment is not assignable without our prior written consent. We reserve the right to cancel this Commitment in the event you or any of your officers, employees, agents or representatives has made any misrepresentation to us or has withheld any information from us with regard to the transaction contemplated hereby.

As used in this Commitment the terms "satisfactory to us" or "acceptable to us" or "satisfactory to our counsel" or "acceptable to our counsel" or terms of similar import mean satisfactory or acceptable to us or our counsel in our or its sole judgment and discretion.

This Commitment and the Loan Documents shall be governed by the laws of the State of Arizona. Any dispute arising under this Commitment shall be litigated by you only in any federal or state court located in the State of Arizona, or any state court located in Maricopa County, Arizona; and you hereby irrevocably submit to the personal jurisdiction of such courts and waive any objection that may exist as to venue or convenience of such forums. Nothing contained herein shall preclude us from commencing any action in any court having jurisdiction thereof.

In the event that the Loans do not close prior to January 1, 2000 because of your failure to satisfy the conditions for the closing, or because of a material adverse change in your financial, business or other condition, this Commitment shall terminate and we shall have no liability to you and we shall retain, as earned, the Commitment Fee.

In the event we fail to complete this transaction and such failure is not because of your inability to satisfy all the conditions for closing or a material adverse change in your financial, business or other condition, our liability shall be limited to a return of the Commitment Fee, less Fees and Expenses due hereunder.

Please execute the copy of this letter acknowledging your acceptance of the terms hereof and return it to us. If a copy of this Commitment is not executed and returned by you on or before November 19, 1999, this Commitment shall be deemed withdrawn.

                                      Sincerely,
                                      FINOVA CAPITAL CORPORATION
                                      By: /s/ Dannion C. McGary
                                          -------------------------
                                             Dannion C. McGary
                                             Vice President


Accepted this 18th day of November, 1999

SILICON LABORATORIES, INC.

By: /s/ John McGovern
    -------------------------
        John McGovern
     Chief Financial Officer

                           SCHEDULE NO. S7270001 TO
                       MASTER LOAN AND SECURITY AGREEMENT

Schedule No. 1, dated June 9, 1999, (this "Schedule") to MASTER LOAN AND SECURITY AGREEMENT dated as of April 22, 1999 (the "Master Agreement") between SILICON LABORATORIES INC, a Delaware corporation with its executive office and principal place of business at 4635 Boston Lane, Austin, TX 78735 ("you"), and FINOVA CAPITAL CORPORATION, a Delaware corporation with a place of business at 10 Waterside Drive, Farmington, Connecticut 06032-3065 ("we," "us", or "FINOVA").

1. OBLIGATION TO PAY. You are presently borrowing of One-Million Two Hundred Fifteen Thousand, Seven Hundred Ninety-Six and 61/00 Dollars ($1,215,796.61) from us. This borrowing is evidenced by your promissory note dated the same date as this Schedule in the amount of $1,215,796.61 (the "Note") to which this Schedule is attached.

2. PAYMENTS (SUBJECT TO ADJUSTMENT IN PARAGRAPH 3). You will repay the Loan, together with interest at the interest rate, in forty-six (46) consecutive monthly payments of principal and interest as follows: forty-five (45) monthly payments each in the amount of $30,151.75, followed by one (1) final monthly payment in the amount of $243,159.32 (the "Final Payment"). These payments will be adjusted two business days prior to the date we make the Loan to you as set forth in Paragraph 3.

The first monthly payment of principal and interest will be due on the thirtieth (30th) day of the month that we make the Loan to you. The remaining payments will continue on the same day in each and every month thereafter through and including the date upon which the Final Payment is scheduled to be due (the "Maturity Date"). Any remaining amount that you owe us is due on the "Maturity Date."

If the date we make the Loan to you is not the thirtieth (30th) or the thirty-first (31st) day of the month, you will pay, on the thirtieth (30th) day of the month in which we make the Loan to you (in the case of making the Loan the 30th), interest only, at the interest rate, from the date we make the Loan to you to the twenty-ninth (29th) day of the same month.

If the date we make the Loan to you is the thirty-first (31st), you will pay interest at the interest rate, from the date we make the Loan to you to the twenty-ninth (29th) day of the next following month.

3. RATE FACTOR: INTEREST: INDEXING. The Loan Rate Factor for the first 45 consecutive monthly payments of principal and interest is equal to 2.48% of the principal amount of the Loan, subject to an increase or decrease in the interest rate. The interest rate in your payments shown above is calculated at your regular rate of 8.51% per annum plus an "Index Rate," of 5.13%. The Index Rate means the highest yield, as published in THE WALL STREET JOURNAL of four-year United States Treasury Notes. Two-business days prior to the date we make the Loan to you, we will read THE WALL STREET JOURNAL to determine the final Index Rate. If the Index Rate is not published in THE WALL STREET JOURNAL, we will determine it from another reliable source. We will increase or decrease the payments set forth above in Paragraph 2 to reflect any increase or decrease in the Index Rate. We will give you notice of any increase or decrease as soon as we can. You will pay the increased payments unless we have made an obvious mistake in our calculations. Interest is calculated in advance using a 360-day year of twelve 30-day months.

4. PURPOSE OF LOAN: SECURITY INTEREST. You are making this borrowing to finance (or refinance) your purchase of the collateral described in the attached Schedule A to this Schedule, which you and we refer to as the "Collateral." You grant us a security interest in the Collateral, as well as any additions, omissions, substitutions and proceeds of the Collateral. This security interest secures the Note. It also secures the full and timely payment and performance of all of your other obligations to us under the Master Agreement and any other agreement, loan or lease that you may have with us.

5. COLLATERAL ACCEPTANCE DATE. The Collateral shall be delivered, installed and accepted no later than October 30, 1999.

6. TERMS OF MASTER AGREEMENT. The terms of the Master Agreement are made a part of this Schedule as if repeated in this Schedule. Any declaration of default under the Master Agreement is a default under this Schedule and permits us to exercise all remedies provided by the Master Agreement.


SILICON LABORATORIES INC.                       ATTEST:

                                                [SEAL]

By /s/ Navdeep S. Sooch                         /s/ John W. McGovern
   --------------------                         ---------------------
Name NAVDEEP S. SOOCH                           Secretary
     ----------------
Title CHAIRMAN AND CHIEF EXECUTIVE OFFICER
      ------------------------------------
Date JUNE 9, 1999
     ------------

                             PROMISSORY NOTE
                               NO. S7270001

$1,215,796.61                                           June 9, 1999

SILICON LABORATORIES INC. ("you") promise to pay to the order of FINOVA CAPITAL CORPORATION ("we," "us" or "FINOVA") the principal amount of One-Million Two Hundred Fifteen Thousand, Seven Hundred Ninety-Six and 61/00 Dollars ($1,215,796.61), together with interest on the unpaid principal balance at the interest rate per annum and on the dates and as otherwise provided in the "Master Agreement" and "Schedule" referred to below.

If the interest rate charged would exceed the maximum legal rate, you will only have to pay the maximum legal rate. You do not have to pay any excess interest over and above the maximum legal rate of interest. However, if it later becomes legal for you to pay all or part of any excess interest, you will then pay it to us upon our request.

You will make all payments in US Dollars at our offices at 10 Waterside Drive, Farmington, Connecticut 06032-3065, or to another address that we request in writing. All payments will be made in immediately available funds.

This Note is secured by a Master Loan and Security Agreement dated April 22, 1999 (the "Master Agreement"), between you and FINOVA, and by the Collateral and other collateral listed in the attached Schedule (the "Schedule"), dated the same date as this Note. This Note may be accelerated by us upon a payment default or upon another default under the Master Agreement.

TIME IS OF THE ESSENCE.

If you do not make a payment within ten (10) days of when it is due, you will also pay us a late charge of ten (10%) of the amount past due. Your interest rate will be increased by 4% per annum, over and above your regular interest rate if payment is not made at the scheduled or accelerated Maturity of this Note. You will also pay all of our costs of collection, including our reasonable attorney's fees and expenses. If we accelerate this Note, you will also owe a prepayment premium, as set forth in Exhibit A to the Master Agreement.

You waive diligence, presentment, formalities of demand, protest or dishonor as to this Note.

THIS NOTE IS GOVERNED BY THE SUBSTANTIVE LAWS (AND NOT THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ARIZONA, THE STATE IN WHICH OUR OFFICE IS LOCATED IN WHICH FINAL APPROVAL OF THE TERMS AND CONDITIONS OF THIS NOTE OCCURRED AND FROM WHICH THE ORDER TO PAY THE LOAN FUNDS WAS MADE. YOU CONSENT TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF ARIZONA. YOU WAIVE TRIAL BY JURY.

You represent to us that the proceeds of the loan evidenced by this Note are being used to finance (or refinance) your purchase of the Collateral described in the Schedule, and that the Collateral will only be used for business purposes.

SILICON LABORATORIES INC.                                  ATTEST:

                                                               [SEAL]
By /s/ Navdeep S. Sooch
   --------------------
Name Navdeep S. Sooch
     ----------------
Title Chairman and Chief Executive Officer
      ------------------------------------
Date June 9, 1999                                        /s/ John W. McGovern
     ------------                                        --------------------
                                                         Secretary

FTF PROMISSORY NOTE & SCHEDULE

                             SCHEDULE NO. S7270002 TO
                        MASTER LOAN AND SECURITY AGREEMENT

Schedule No. 2, dated November 8, 1999, (this "Schedule") to MASTER LOAN AND SECURITY AGREEMENT dated as of April 22, 1999 (the "Master Agreement") between SILICON LABORATORIES INC, a Delaware corporation with its executive office and principal place of business at 4635 Boston Lane, Austin, TX 78735 ("you"), and FINOVA CAPITAL CORPORATION, a Delaware corporation with a place of business at 10 Waterside Drive, Farmington, Connecticut 06032-3065 ("we," "us", or "FINOVA").

1. OBLIGATION TO PAY. You are presently borrowing of Seven Hundred Sixty-Four Thousand Five Hundred Sixty-One and 60/00 Dollars ($764,561.60) from us. This borrowing is evidenced by your promissory note dated the same date as this Schedule in the amount of $764,561.60 (the "Note") to which this
Schedule is attached.

2. PAYMENTS (SUBJECT TO ADJUSTMENT IN PARAGRAPH 3). You will repay the Loan, together with interest rate, in forty-six (46) consecutive monthly payments of principal and interest as follows: forty-five (45) monthly payments each in the amount of $18,961.13, followed monthly payment in the amount of $152,912.32 (the "Final Payment"). These payments will be adjusted two business days prior to the date we make the Loan to you as set forth in Paragraph 3.

The first monthly payment of principal and interest will be due on the thirtieth (30th) day of the month that we make the Loan to you. The remaining payments will continue on the same day in each and every month thereafter through and including the date upon which the Final Payment is scheduled to be due (the "Maturity Date"). Any remaining amount that you owe us is due on the "Maturity Date."

If the date we make the Loan to you is not the thirtieth (30th) or the thirty-first (31st) day of the month, you will pay, on the thirtieth (30th) day of the month in which we make the Loan to you (in the case of making the Loan the 30th), interest only, at the interest rate, from the date we make the Loan to you to the twenty-ninth (29th) day of the same month.

If the date we make the Loan to you is the thirty-first (31st), you will pay interest at the interest rate, from the date we make the Loan to you to the twenty-ninth (29th) day of the next following month.

3. RATE FACTOR; INTEREST; INDEXING. The Loan Rate Factor for the first 45 consecutive monthly payments of principal and interest is equal to 2.48% of the principal amount of the Loan, subject to any increase or decrease in the interest rate. The interest rate in your payments shown above is calculated at your regular rate of 8.51% per annum plus an "Index Rate," of 5.13%. The Index Rate means the highest yield, as published in THE WALL STREET JOURNAL of four

- year United States Treasury Notes. Two-business days prior to the date we make the Loan to you, we will read THE WALL STREET JOURNAL to determine the final Index Rate. If the Index Rate is not published in THE WALL STREET JOURNAL, we will determine it from another reliable source. We will increase or decrease the payments set forth above in Paragraph 2 to reflect any increase or decrease in the Index Rate. We will give you notice of any increase or decrease as soon as we can. You will pay the increased payments unless we have made an obvious mistake in our calculations. Interest is calculated in advance using a 360-day year of twelve 30-day months.

4. PURPOSE OF LOAN; SECURITY INTEREST. You are making this borrowing to finance (or refinance) your purchase of the collateral described in the attached Schedule A to this Schedule, which you and we refer to as the "Collateral." You grant us a security interest in the Collateral, as well as any additions, omissions, substitutions and proceeds of the Collateral. This security interest secures the Note. It also secures the full and timely payment and performance of all of your other obligations to us under the Master Agreement and any other agreement, loan or lease that you may have with us.

5. COLLATERAL ACCEPTANCE DATE. The Collateral shall be delivered, installed and accepted no later than November 30, 1999.

6. TERMS OF MASTER AGREEMENT. The terms of the Master Agreement are made a part of this Schedule as if repeated in this Schedule. Any declaration of default under the Master Agreement is a default under this Schedule and permits us to exercise all remedies provided by the Master Agreement.

SILICON LABORATORIES INC.                                  ATTEST:

                                                               [SEAL]
By /s/ Navdeep S. Sooch
   --------------------
Name Navdeep S. Sooch
     ----------------
Title Chairman and Chief Executive Officer
      ------------------------------------
Date November 8, 1999                                    /s/ John W. McGovern
     ----------------                                    --------------------
                                                         Secretary

                             PROMISSORY NOTE
                               NO. S7270002

$764,561.60                                          November 8, 1999

SILICON LABORATORIES INC. ("you") promise to pay to the order of FINOVA CAPITAL CORPORATION ("we," "us" or "FINOVA") the principal amount of Seven Hundred Sixty-Four Thousand Five Hundred Sixty-One and 60/00 Dollars ($764,561.60), together with interest on the unpaid principal balance at the interest rate per annum and on the dates and as otherwise provided in the "Master Agreement" and "Schedule" referred to below.

If the interest rate charged would exceed the maximum legal rate, you will only have to pay the maximum legal rate. You do not have to pay any excess interest over and above the maximum legal rate of interest. However, if it later becomes legal for you to pay all or part of any excess interest, you will then pay it to us upon our request.

You will make all payments in US Dollars at our offices at 10 Waterside Drive, Farmington, Connecticut 06032-3065, or to another address that we request in writing. All payments will be made in immediately available funds.

This Note is secured by a Master Loan and Security Agreement dated April 22, 1999 (the "Master Agreement"), between you and FINOVA, and by the Collateral and other collateral listed in the attached Schedule (the "Schedule"), dated the same date as this Note. This Note may be accelerated by us upon a payment default or upon another default under the Master Agreement.

TIME IS OF THE ESSENCE.

If you do not make a payment within ten (10) days of when it is due, you will also pay us a late charge of ten (10%) of the amount past due. Your interest rate will be increased by 4% per annum, over and above your regular interest rate if payment is not made at the scheduled or accelerated Maturity of this Note. You will also pay all of our costs of collection, including our reasonable attorney's fees and expenses. If we accelerate this Note, you will also owe a prepayment premium, as set forth in Exhibit A to the Master Agreement.

You waive diligence, presentment, formalities of demand, protest or dishonor as to this Note.

THIS NOTE IS GOVERNED BY THE SUBSTANTIVE LAWS (AND NOT THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ARIZONA, THE STATE IN WHICH OUR OFFICE IS LOCATED IN WHICH FINAL APPROVAL OF THE TERMS AND CONDITIONS OF THIS NOTE OCCURRED AND FROM WHICH THE ORDER TO PAY THE LOAN FUNDS WAS MADE. YOU CONSENT TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF ARIZONA. YOU WAIVE TRIAL BY JURY.

You represent to us that the proceeds of the loan evidenced by this Note are being used to finance (or refinance) your purchase of the Collateral described in the Schedule, and that the Collateral will only be used for business purposes.

SILICON LABORATORIES INC.                             ATTEST:

By /s/ Navdeep S. Sooch
   --------------------
Name Navdeep S. Sooch
     ----------------
Title Chairman and Chief Executive Officer
      ------------------------------------
Date November 8, 1999                                 /s/ John W. McGovern
     ----------------                                 --------------------
                                                      Secretary

FTF PROMISSORY NOTE & SCHEDULE